                                                                    EXHIBIT 10.6


                          RANGER AEROSPACE CORPORATION
                            INVESTOR STOCK AGREEMENT

                  THIS AGREEMENT is made as of April 2, 1998, between Ranger Aerospace Corporation, a Delaware corporation (the "Company"), and Gene Z. Salkind, M.D., in his sole capacity as Trustee of the Danielle Schwartz Trust UAD 10/1/93 ("Investor") and George Schwartz ("Chairman").

                  The Company and the Investor desire to enter into an agreement pursuant to which Investor shall acquire 5,964.8 shares of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock") at a price of $100 per share. Together, the Class A Common, the Company's Class B Common Stock par value $.01 per share (the "Class B Common" and, together with the Class A Common, the "Common Stock"), the Company's 10 1/2 Subordinated Notes (the "Notes") and the Company's Series A Preferred Stock (the "Preferred Stock") are referred to herein as the "Company Stock." All of such shares of Company Stock acquired hereunder and all shares of Company Stock hereafter acquired by Investor are referred to herein as "Investor Stock." Certain definitions are set forth in paragraph 5 of this Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                  1.  Acquisition, Purchase and Sale of Investor Stock.

                  (a) Upon execution of this Agreement, Investor shall purchase, and the Company shall sell 5,964.8 shares of Class A Common for an aggregate purchase price of $596,480. The Company shall deliver to Investor the certificate representing such shares of Class A Common, and Investor shall deliver to the Company a promissory note in the form of Annex A attached hereto in an aggregate principal amount of $596,480 (the "Investor Note"). Investor's obligations under the Investor Note shall be secured by a pledge to the Company of the Investor Stock purchased hereunder, and in connection therewith, Investor shall enter into a pledge agreement in the form of Annex B attached hereto.

                  (b) In connection with the purchase and sale of Investor Stock hereunder, Investor represents and warrants to the Company that:

                      (i) The Investor Stock to be acquired by Investor pursuant to this Agreement shall be acquired for Investor's own account and not with a view to, or intention of, distribution thereof in violation of the 1933 Act, or any applicable state securities laws, and the Investor Stock shall not be disposed of in contravention of the 1933 Act or any applicable state securities laws.

                      (ii) Investor is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Investor Stock.

                      (iii) Investor is able to bear the economic risk of his investment in the Investor Stock for an indefinite period of time. Investor understands that the Investor Stock has not been registered under the 1933 Act and, therefore, cannot be sold unless subsequent ly registered under the 1933 Act or an exemption from such registration is available.

                      (iv) Investor has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Investor Stock and has had full access to (A) such other information concerning the Company as he has requested and (B) such other information which is necessary and desirable to make an informed investment decision regarding the purchase of Investor Stock hereunder. Investor has reviewed a copy of the Share Purchase Agreement, dated as of March 14, 1998 and as amended as of the date hereof, between the Company, Viad Corp. and Viad Service Company, Limited and the Securities Purchase Agreement dated as of the date hereof, between the Company, John Hancock Mutual Life Insurance Company and CIBC Wood Gundy Ventures, Inc., and the other Persons named therein, and Investor is familiar with the transactions contemplated thereby.

                      (v) This Agreement constitutes the legal, valid and binding obligation of Investor, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Investor does not and shall not conflict with, violate or cause a breach of any agreement, contract or instrument to which Investor is a party or any judgment, order or decree to which Investor is subject.

                  (c) As an inducement to the Company to issue the Investor Stock to Investor, and as a condition thereto, Investor and Chairman acknowledge and agree that:

                      (i) neither the issuance of the Investor Stock to Investor nor any provision contained herein shall entitle Chairman to remain in the employment of the Company or its Subsidiaries or affect the right of the Company to terminate Chairman's employment at any time; and

                      (ii) the Company shall have no duty or obligation to disclose to Investor, and Investor shall have no right to be advised of, any material information regarding the Company or its Subsidiaries at any time prior to, upon or in connection with the repurchase of Investor Stock upon the Chairman's Termination or as otherwise provided hereunder.

                  (d) The Company and Investor acknowledge and agree that this Agreement has been executed and delivered, and the Investor Stock has been issued hereunder, in connection with and as a part of the compensation and incentive arrangements between ASIG and Chairman.





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
                  2.  Repurchase Option.

                  (a) In the event of Chairman's Termination for Cause, the Investor Stock (whether held by Investor or one or more of Investor's transferees) shall be subject to repurchase by the Company pursuant to the terms and conditions set forth in this paragraph 2 (the "Repurchase Option").

                  (b) The purchase price for each share of Investor Stock purchased pursuant to this paragraph 2 shall be the Fair Market Value of such share (determined as of the date of Chairman's Termination).

                  (c) The Company may elect to purchase all of the Investor Stock by delivering written notice (the "Repurchase Notice") to the holder or holders of Investor Stock within 90 days after the Chairman's Termination. The Repurchase Notice shall set forth the number of shares of each class of Investor Stock to be acquired from each holder of Investor Stock, the aggregate consid eration to be paid for such shares and the time and place for the closing of the transaction. The number of shares to be repurchased by the Company shall first be satisfied to the extent possible from the shares of Investor Stock held by Investor at the time of delivery of the Repurchase Notice. If the number of shares of Investor Stock then held by Investor is less than the total number of shares of Investor Stock the Company has elected to purchase, the Company shall purchase the remaining shares elected to be purchased from the other holder(s) of Investor Stock under this Agreement, pro rata according to the number of shares of Investor Stock held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as close as practicable to the nearest whole shares).

                  (d) The closing of the purchase of Investor Stock pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice, which date shall not be more than thirty (30) days nor less than five days after the delivery of such notice. The Company shall pay for the Investor Stock to be purchased pursuant to the Repurchase Option by delivery, at the option of the Company, of (i) cancellation or exchange of the Investor Note, (ii) a check or wire transfer of funds, (iii) any combination of
(i) or (ii) in the aggregate amount of the purchase price for such shares. In addition, the Company may pay the purchase price for such shares by offsetting amounts outstanding under the Investor Note issued to the Company hereunder and any other bona fide debts owed by Investor or Chairman to the Company. The Company shall be entitled to receive customary representations and warranties from the sellers regarding such sale of shares (including representations and warranties regarding good title to such shares and that such shares are free and clear of any liens or encumbrances) and to require all sellers' signatures be guaranteed by a national bank or reputable securities broker.

                  (e) The right of the Company to repurchase Investor Stock pursuant to this paragraph 2 shall terminate 90 days after Chairman's Termination unless the Company has otherwise made a timely election to repurchase Investor Stock pursuant to paragraph 2(c).

                  (f) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Investor Stock by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law and in the Company's and its Subsidiaries debt and equity financing agreements. If any such restrictions prohibit the repurchase of Investor Stock hereunder which the Company is otherwise entitled to make, the time periods provided in this paragraph 2 shall be suspended, and the Company may make such repurchases as soon as it is permitted to do so under such restrictions; provided that the purchase price for such shares of Investor Stock shall be determined as of the date of Chairman's Termination and shall accrue interest at an annual rate of 9.5% from the date of Chairman's Termination to the date on which such purchase price is paid.

                  3. Restrictions on Transfer. Investor shall not sell, transfer, assign, pledge, or otherwise dispose of any interest in any shares of Investor Stock (each, a "Transfer"), except with the consent of the Board of Directors (the "Board") and pursuant to paragraphs 2 and 3 of the Securityholders Agreement of even date. Any prospective transferee should execute and deliver to the Company an instrument evidencing its agreement to be bound to the provisions hereof.

                  4. Legend. Each note or certificate evidencing Investor Stock issued pursuant to the terms of this Agreement shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "The securities represented by this certificate are subject to an Investor Stock Agreement dated as of April 2, 1998 among the issuer of such securities (the "Company") and the Investor named therein, as amended and modified from time to time. A copy of such Investor Stock Agreement shall be furnished without charge by the Company to the holder hereof upon written request."

                  5. Definitions.

                  "ASIG" means Aircraft Services International Group, Inc., a Delaware corporation.

                  "Board" has the meaning set forth in paragraph 3.

                  "Cause" shall have the meaning set forth in the Chairman Agreement.

                  "Chairman Agreement" means the Chairman Agreement of even date herewith between the Company, ASIG, Tioga Capital Corporation and George Schwartz.

                  "Fair Market Value" means, with respect to each share of Investor Stock, the average of the closing prices of the sales of Investor Stock of such class on all securities exchanges on which such class of Investor Stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day a class of Investor Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day the class of Investor Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market

Value is being determined and the 20 consecutive business days prior to such day. If at any time a class of Investor Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Fair Market Value shall be the fair value of such share of Investor Stock shall be determined in good faith by the Board; provided that if Chairman disagrees with the Board's determination of fair value, the Chairman shall provide its indication of Fair Market Value within ten (10) days. Then, the Board shall select an appraiser of nationally recognized standing qualified in valuing interests in businesses such as the Investor Stock (a "Qualified Appraiser"), Chairman shall select a Qualified Appraiser, and the two Qualified Appraisers will together select a third Qualified Appraiser who shall determine the Fair Market Value of the Investor Stock. The determination of the third Qualified Appraiser shall be final, nonappealable and binding upon the parties and the fees and expenses of all three Qualified Appraisers shall be borne by the party whose indication of Fair Market Value is farther from the determination of the Qualified Appraiser. For example, if the Board determines Fair Market Value to be $100 per share and Chairman indicates Fair Market Value is $200 per share, and the Qualified Appraiser determines Fair Market Value to be $120 per share, the fees and expenses of all three Qualified Appraisers shall be borne by Chairman.

                  "Independent Third Party" means any person (other than Chairman and the executive employees of the Company and its Subsidiaries) (i) who, immediately prior to the contemplated transaction, does not own Company Stock representing in excess of 5% of the Company's Voting Power, (ii) who is not controlling, controlled by or under common control with any such person, or
(iii) who is not the spouse or descendant (by birth or adoption) of any such person.

                  "Investor Stock" includes Investor Stock in the hands of any holder other than Investor (except for the Company and the Others Investors and except for transferees in a Public Sale), and except as otherwise provided herein, each such other holder of Investor Stock shall succeed to all rights and obligations attributable to Investor as a holder of Investor Stock hereunder. Investor Stock shall also include shares of the Company's capital stock issued with respect to Investor Stock by way of a stock split, stock dividend or other recapitalization.

                  "1933 Act" means the Securities Act of 1933, as amended from time to time.

                  "Permanent Disability" means a disability which, in the good faith judgment of the Board of Directors, renders the Chairman mentally incapacitated or physically disabled so that he is unable to engage in his usual duties for a period of ninety (90) days or more, whether consecutive or not, within any twelve (12) consecutive month period.

                  "Public Sale" means any sale pursuant to a registered public offering under the 1933 Act or any sale to the public pursuant to Rule 144 promulgated under the 1933 Act effected through a broker, dealer or market maker.

                  "Sale of the Company" means the sale of the Company to an Independent Third Party or affiliated group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing a majority of the Company's Voting Power (whether by merger, consolidation or sale or transfer of the Company's capital stock) or
(ii) all or substantially all of the Company's assets determined on a consolidated basis.

                  "Securityholders Agreement" means the securityholders agreement of even date herewith between the Company, Investor, John Hancock Mutual Life Insurance Company, CIBC Wood Gundy Ventures, Inc., and certain other Persons.

                  "Subsidiary" means any corporation of which the Company owns securities having a majority of the ordinary voting power in electing the board of directors directly or through one or more subsidiaries.

                  "Termination" has the meaning set forth in the Chairman Agreement.

                  "Voting Power" means, with respect to each share of Company Stock as determined on a fully-diluted basis, one (1) vote per share with respect to each share of Class A Common and each share of Class B Common (whether designated as voting or nonvoting) and one (1) vote for every $100 of liquidation value of Preferred Stock or principal amount of Notes.

                  6. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

                  To the Company:

                  Ranger Aerospace Corporation
                  GSP International Airport
                  Box 12233
                  Greenville, SC  29612
                  Attention: Chief Financial Officer

                  With copies (which will not constitute notice) to:

                  Kirkland & Ellis
                  200 East Randolph Drive
                  Chicago, IL  60601
                  Attention:  William S. Kirsch, P.C.
                  Telephone:        (312) 861-2000
                  Facsimile:        (312) 861-2200

                  To Investor:

                  Danielle Schwartz Trust, UAD 10/1/93
                  c/o George Schwartz
                  Tioga Capital Corporation
                  644 Santa Helena
                  Solana Beach, CA  92075
                  Telephone:        (619) 481-5151
                  Facsimile:        (619) 481-8484


                  with a copy (which shall not constitute notice) to:

                  Gregory Keever, Esq.
                  Coudert Brothers
                  1055 West Seventh Street, 20th Floor
                  Los Angeles, CA 90017
                  Telephone:        (213) 891-0232
                  Facsimile:        (213) 689-4467


or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered.

             7.   General Provisions.

                  (a) Transfers in Violation of Agreement. Any Transfer or attempted Transfer of Investor Stock in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Investor Stock as the owner of such stock for any purpose. Notwithstanding the preceding sentence and the Securityholders Agreement of even date herewith, Investor may pledge all shares of Investor Stock to the Company to secure payment of the Investor Note.

                  (b) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  (c) Complete Agreement. This Agreement and those documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  (d) Counterparts. This Agreement may be executed in any number of counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

                  (e) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company, Chairman and Investor and their respective successors and assigns (including subsequent holders of Investor Stock); provided that the rights and obligations of Investor under this Agreement shall not be assignable except in connection with a permitted transfer of Investor Stock hereunder; and provided further that the Company's right to repurchase shares of Investor Stock pursuant to paragraph 2 shall not be assignable.

                  (f) Choice of Law. The corporate law of the State of Delaware shall govern all questions concerning the relative rights of the Company or its stockholders. All other questions con cerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits hereto shall be governed by the internal law, and not the law of conflicts, of the State of Delaware.

                  (g) Remedies. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party shall be entitled to specific performance and/or other injunctive relief (without posting any bond or deposit) from any court of law or equity of competent jurisdiction in order to enforce or prevent any violations of the provisions of this Agreement.

                  (h) Amendment and Waiver. The provisions of this Agreement may be amended and waived only in a writing signed by the Company and Investor.

                  (i) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company's executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

                  (j) Information. If at any time after the termination of George Schwartz's service as Chairman under the Chairman Agreement, Investor and its Permitted Transferees hold, in the aggregate, in excess of 1% of the outstanding capital stock of the Company, the Company shall provide to Investor unaudited quarterly financial statements and audited annual financial statements within thirty (30) days after such financial statements have been prepared.

                  8. Third Party Beneficiaries. Except as expressly provided herein, no third party beneficiaries are intended or shall be deemed to be created hereby.

                                     *  *  *  *

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.


                                                RANGER AEROSPACE CORPORATION,
                                                a Delaware corporation


                                                By:    /s/ STEPHEN D. TOWNES
                                                     ---------------------------
                                                Its:          President
                                                     ---------------------------



                                                DANIELLE SCHWARTZ TRUST,
                                                UAD  10/1/93


                                                By:     /s/ GENE Z. SALKIND
                                                     ---------------------------
                                                Its:          Trustee
                                                     ---------------------------


                                                    /s/ GEORGE B. SCHWARTZ
                                                --------------------------------
                                                        GEORGE SCHWARTZ

                                                                         ANNEX A


                                 PROMISSORY NOTE

$596,480                                                           April 2, 1998


                  For value received, the Danielle Schwartz Trust ("Promisor") promises to pay to the order of Ranger Aerospace Corporation, Inc., a Delaware corporation (the "Company"), the aggregate principal sum of $596,480. This Note was issued pursuant to and is subject to the terms of the Investor Stock Agreement, dated as of the date hereof, between the Company and Promisor (the "Investor Stock Agreement"). Unless otherwise indicated herein, capitalized terms used in this Note have the meaning set forth in the Investor Stock Agreement.

                  Interest shall accrue on a daily basis on the outstanding principal amount of this Note at a rate equal to the lesser of (i) 9.5% per annum, compounded annually, computed on the basis of a 360 day year and the actual number of days elapsed or (ii) the highest rate permitted by applicable law, and shall be payable at such time as the principal of this Note becomes due and payable.

                  Payments of principal of, and accrued and unpaid interest under, this Note shall be due and payable on the tenth anniversary of the date hereof, except as otherwise provided herein or in the Investor Stock Pledge Agreement of even date herewith (the "Investor Stock Pledge Agreement").

                  Payments of principal of, and accrued and unpaid interest under, this Note shall be due and payable upon Investor's receipt of proceeds from the transfer of any Investor Stock (other than a transfer to a Permitted Transferee, as defined in, and in accordance with, the Securityholders Agreement) in the full amount of such proceeds (net of costs of sale and any taxes attributable thereto) or such lesser amount as is necessary to pay the full amount of outstanding principal of and accrued interest under this Note and for Promisor to otherwise fully and finally discharge its obligations under this Note. Promisor may, at his option, pay all or any portion of the principal of, and accrued and unpaid interest under, this Note at any time prior to the maturity hereof without penalty or premium. Promisor may, at his option, pay all or any portion of amounts due under this Note by surrendering to the Company shares of Investor Stock having a Fair Market Value equal to the amount of such payment. Any payment hereunder shall be applied first to pay accrued and unpaid interest under this Note and second to reduce the outstanding principal amount of this Note.

                  The amounts due under this Note are secured by a pledge of the Pledged Shares (as such term is defined in the Investor Stock Pledge Agreement. Any cash dividends declared and paid with respect to the Pledged Shares shall be payable directly to the Company and shall be applied to reduce the outstanding principal amount (and any interest thereon) of this Note and any cash dividends paid to Promisor with respect to the Pledged Shares will be promptly remitted to the Company and shall be applied to reduce the outstanding principal amount (and any interest thereon) of this Note.

                  Notwithstanding anything to the contrary contained herein or in the Investor Stock Agreement, it is expressly agreed that the Company or any subsequent holder of this Note shall look only to the Pledged Shares (and not to the Promisor) with respect to amounts owed under this Note in excess of the sum of (i) 25% of the outstanding principal amount of this Note and (ii) 25% of all accrued interest on the Note, it being understood that, with respect to such amounts, this Note shall be without recourse to Promisor with respect to aggregate defaults in payment on the Note exceeding such amount.

                  In the event Promisor fails to pay any amounts due hereunder when due, Promisor shall pay to the holder hereof, in addition to such amounts due, all costs of collection, including reasonable attorneys fees.

                  Promisor, or his successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the holder hereof may accept security for this Note or release security for this Note, all without in any way affecting the liability of Promisor hereunder.

                  Any failure by the Company to exercise any right hereunder shall not be construed as a waiver of its right to exercise the same or any other right hereunder at any other time.

                  This Note and all rights hereunder shall be governed by the internal laws, and not the laws of conflicts, of the State of Delaware.


                                     *  *  *  *

                  IN WITNESS WHEREOF, this Promissory Note has been executed as of the date first above written.


                                                RANGER AEROSPACE CORPORATION,
                                                a Delaware Corporation


                                                By:    /s/ STEPHEN D. TOWNES
                                                   -----------------------------
                                                Its:          President
                                                    ----------------------------



                                                DANIELLE SCHWARTZ TRUST,
                                                     UAD 10/1/93


                                                By:    /s/ GENE Z. SALKIND
                                                   -----------------------------
                                                Its:         Trustee
                                                    ----------------------------

                                                                         ANNEX B


                          RANGER AEROSPACE CORPORATION

                         INVESTOR STOCK PLEDGE AGREEMENT


                  THIS PLEDGE AGREEMENT is made as of April 2, 1998, between the Danielle Schwartz Trust ("Pledgor"), and Ranger Aerospace Corporation, a Delaware corporation (the "Company").

                  The Company and Pledgor are parties to an Investor Stock Agreement of even date herewith, pursuant to which Pledgor acquired and purchased 5,964.8 shares of the Company's Class A Common Stock, $.01 par value per share (the "Pledged Shares"), for an aggregate purchase price of $596,480. The Company has allowed Pledgor to purchase the Pledged Shares by delivery to the Company of a promissory note (the "Note") in the aggregate principal amount of $596,480. This Pledge Agreement provides the terms and conditions upon which the Note is secured by a pledge to the Company of the Pledged Shares.

                  NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Company to accept the Note as payment for the Pledged Shares, Pledgor and the Company hereby agree as follows:

                  1. Pledge. Pledgor hereby pledges to the Company, and grants to the Company a security interest in, the Pledged Shares as security for the prompt and complete payment when due of the unpaid principal of and interest on the Note and full payment and performance of the obligations and liabilities of Pledgor hereunder.

                  2. Delivery of Pledged Shares. Upon the execution of this Pledge Agreement, Pledgor shall deliver to the Company the certificate(s) representing the Pledged Shares, together with duly executed forms of assignment sufficient to transfer title thereto to the Company.

                  3. Voting Rights; Cash Dividends. Notwithstanding anything to the contrary contained herein, during the term of this Pledge Agreement until such time as there exists a default in the payment of principal or interest on the Note or any other default under the Note or hereunder, Pledgor shall be entitled to all voting rights with respect to the Pledged Shares and shall be entitled to receive all cash dividends paid in respect of the Pledged Shares. Upon the occurrence of and during the continuance of any such default, Pledgor shall no longer be able to vote the Pledged Shares and the Company shall retain all such cash dividends payable on the Pledged Shares as additional security hereunder.

                  4. Stock Dividends; Distributions, etc. If, while this Pledge Agreement is in effect, Pledgor becomes entitled to receive or receives any securities or other property as an addition to, in substitution of, or in exchange for any of the Pledged Shares (whether as a distribution in connection with any recapitalization, reorganization or reclassification, a stock dividend or otherwise), Pledgor shall accept such securities or other property on behalf of and for the benefit of the Company as additional security for Pledgor's obligations under the Note and shall promptly deliver such additional security to the Company together with duly executed forms of assignment, and such additional security shall be deemed to be part of the Pledged Shares hereunder.

                  5. Default. If Pledgor defaults in the payment of the principal or interest under the Note when it becomes due (whether upon demand, acceleration or otherwise) or any other event of default under the Note or this Pledge Agreement occurs (including the bankruptcy or insolvency of Pledgor), the Company may exercise any and all the rights, powers and remedies of any owner of the Pledged Shares (including the right to vote the shares and receive dividends and distributions with respect to such shares) and shall have and may exercise without demand any and all the rights and remedies granted to a secured party upon default under the Uniform Commercial Code of the State of Florida or otherwise available to the Company under applicable law. Without limiting the foregoing, the Company is authorized to sell, assign and deliver at its discretion, from time to time, all or any part of the Pledged Shares at any private sale or public auction, on not less than ten days written notice to Pledgor, at such price or prices and upon such terms as the Company may deem advisable. Pledgor shall have no right to redeem the Pledged Shares after any such sale or assignment. At any such sale or auction, the Company may bid for, and become the purchaser of, the whole or any part of the Pledged Shares offered for sale. In case of any such sale, after deducting the costs, attorneys' fees and other expenses of sale and delivery, the remaining proceeds of such sale shall be applied to the principal of and accrued interest on the Note; provided that after payment in full of the indebtedness evidenced by the Note, the balance of the proceeds of sale then remaining shall be paid to Pledgor and Pledgor shall be entitled to the return of any of the Pledged Shares remaining in the hands of the Company. Pledgor shall be liable for an amount not to exceed 25% of the outstanding principal and accrued interest on the Note for any deficiency if the remaining proceeds are insufficient to pay the indebtedness under the Note in full, including the fees of any attorneys employed by the Company to collect such deficiency.

                  6. Costs and Attorneys' Fees. All costs and expenses (including reasonable attorneys' fees) incurred in exercising any right, power or remedy conferred by this Pledge Agreement or in the enforcement thereof, shall become part of the indebtedness secured hereunder and shall be paid by Pledgor or repaid from the proceeds of the sale of the Pledged Shares hereunder.

                  7. Payment of Indebtedness and Release of Pledged Shares. Upon payment in full of the indebtedness evidenced by the Note, the Company shall surrender the Pledged Shares to Pledgor together with all forms of assignment.

                  8. No Other Liens; No Sales or Transfers. Pledgor hereby represents and warrants that he has good and valid title to all of the Pledge Shares, free and clear of all liens, security interests and other encumbrances (except as expressly contemplated by the Investor Stock Agreement and the Securityholders Agreement of even date herewith), and Pledgor hereby covenants that, until such time as all of the outstanding principal of and interest on the Note has been repaid, Pledgor shall not (i) create, incur, assume or suffer to exist any pledge, security interest, encum brance, lien or charge of any kind against the Pledged Shares or Pledgor's rights or a holder thereof, other than pursuant to this Agreement and the Securityholders Agreement of even date herewith, or (ii) sell or otherwise transfer any Pledged Shares or any interest therein.

                  9. Further Assurances. Pledgor agrees that at any time and from time to time upon the written request of the Company, Pledgor shall execute and deliver such further documents (including UCC financing statements) and do such further acts and things as the Company may reasonably request in order to effect the purposes of this Pledge Agreement.

                  10. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  11. No Waiver; Cumulative Remedies. The Company shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Company, and then only to the extent therein set forth. A waiver by the Company of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Company would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of the Company, any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

                  12. Waivers, Amendments; Applicable Law. None of the terms or provisions of this Pledge Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the parties hereto. This Agreement and all obligations of the Pledgor hereunder shall together with the rights and remedies of the Company hereunder, inure to the benefit of the Company and its successors and assigns. This Pledge Agreement shall be governed by, and be construed and interpreted in accordance with, the laws of the State of Florida.




                                     * * * *

         IN WITNESS WHEREOF, this Pledge Agreement has been executed as of the date first above written.


                                                RANGER AEROSPACE CORPORATION


                                                By:    /s/ STEPHEN D. TOWNES
                                                   -----------------------------
                                                Its:          President
                                                    ----------------------------



                                                DANIELLE SCHWARTZ TRUST
                                                UAD 10/1/93


                                                By:     /s/ GENE Z. SALKIND
                                                   -----------------------------
                                                Its:          Trustee
                                                    ----------------------------